Exhibit 99.2

Archer Announces First Quarter 2022 Results
Completes several key technical milestones and advances strategic relationships towards commercialization goal

PALO ALTO, CA, May 12, 2022 - Archer Aviation Inc. (“Archer” or the “Company”) (NYSE: ACHR) today announced operating and financial results for the first quarter ended March 31, 2022.

Archer will be conducting its earnings conference call at 8:30 a.m. ET /5:30 a.m. PT today. A live webcast of this call can be accessed on Archer’s investor relations website at investors.archer.com or to listen to the conference call, dial 844-200-6205 (domestic) or +1 929-526-1599 (international), and enter the access code 458894.

The Company has issued a shareholder letter discussing its first quarter 2022 operating and financial results, as well as its outlook. The shareholder letter may be accessed on the Company’s Investor Relations website.

Commenting on first quarter results, Adam Goldstein, Archer’s Co-Founder and CEO said:

“The Archer team remains singularly focused on our vision of getting to commercialization as expeditiously as possible. In Q1 of 2022, we made great progress across a number of the critical milestones that are required for us to achieve our business goals in 2022 and beyond. We are one of the most well capitalized and positioned eVTOL companies in the world to take advantage of the unique eVTOL market opportunity.”

Mr Goldstein added, “We support the FAA’s effort to put a more comprehensive certification framework in place for our industry. We don’t believe the rule transition from 14 CFR 21.17a to 21.17b will have a material impact on our certification timeline.”

The Company’s key operating highlights from the first quarter 2022 include:

●	Continuing to focus on executing the 2022 goals that the Company outlined in its last earnings call and shareholder letter which support its four key business areas: aircraft technology, FAA certification, manufacturing, and airline operations.
●	Building on its G-1 Certification Basis achieved in September 2021, the Company continues to collaborate with various technical and policy sections of the FAA to facilitate agreement on the G-2 Means of Compliance, which is on track for completion in 2022.
●	Completing the definition of its production aircraft’s outer mold line (OML), which defines the exact geometry and aerodynamic shape of the aircraft. This milestone allows the Company to kick-off detailed part design and begin procurement of long lead production tooling for the aircraft structure.
●	Advancing a number of its key strategic relationships:

○	United and Archer formed a Joint eVTOL Advisory Committee to support Archer’s future airline operations.
○	Hexcel and Archer entered into a letter of intent for Hexcel to provide Archer with high-performance carbon fiber and resin systems for the Company’s production eVTOL aircraft.
○	Carlos Tavares, CEO of Stellantis, and key members of his executive leadership team visited the Company’s headquarters to review progress on the Stellantis-Archer strategic relationship and to discuss ways to further advance it

First Quarter 2022 Financial Results

	Q1 2022 (GAAP)		Q1 2022[1] (Non-GAAP)
Total Operating Expenses	$65.3M		$39.6M
Net Loss and Comprehensive Loss	$(59.2M	)	NA
Adjusted EBITDA	NA		$(39.1M	)
Cash and Cash Equivalents	$704.2M		NA

1.	A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled “Reconciliation of Selected GAAP To Non-GAAP Results for Q1 2022.”

Second Quarter 2022 Financial Estimates

Archer’s financial estimates for second quarter of 2022 are as follows:

●	GAAP total operating expenses of $80 million to $86 million
●	Non-GAAP total operating expenses of $47 million to $53 million
○	This reflects expected stock-based compensation, warrant expense and other one time expenses of approximately $33 million.

We have not reconciled our non-GAAP total operating expense estimates because certain items that impact non-GAAP total operating expense are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2022 will have a significant impact on our future GAAP financials. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

About Archer

Archer’s mission is to advance the benefits of sustainable air mobility. Archer’s goal is to move people throughout the world’s cities in a quick, safe, sustainable, and cost-effective manner. Archer is designing and developing electric vertical takeoff and landing aircraft for use in urban air mobility networks. Archer’s team is based in Palo Alto, CA.

To learn more, visit www.archer.com.

For Investors

investors@archer.com

For Media

Louise Bristow

louise.bristow@archer.com

archer@launchsquad.com

Source: Archer

Text: ArcherIR

Forward Looking Statements

This press release contains forward looking statements regarding our future business plans and expectations, including statements regarding our estimates for the second quarter of 2022. These forward looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 14, 2022, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 which is expected to be filed with the SEC on May 12, 2022, which are available on the SEC website at www.sec.gov, and other documents filed by us from time to time with the SEC. In addition, please note that any forward looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events.

Reconciliation of Selected GAAP To Non-GAAP Results for Q1 2022

Reconciliation of Total Operating Expenses (in millions; unaudited): A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended March 31, 2022 is set forth below.

Three Months Ended March 31, 2022
Total operating expenses	$(65.3)
Adjusted to exclude the following:
FCA warrant expense (1)	1.2
Stock-based compensation (2)	24.5
Non-GAAP total operating expenses	$(39.6)

(1)	Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company.
(2)	Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.

Reconciliation of Adjusted EBITDA (in millions; unaudited): A reconciliation of net loss and comprehensive loss to Adjusted EBITDA for the three months ended March 31, 2022 is set forth below.

Three Months Ended March 31, 2022
Net loss and comprehensive loss	$(59.2)
Adjusted to exclude the following:
Change in fair value of warrant liability (1)	(6.6)
FCA warrant expense (2)	1.2
Depreciation and amortization expense	0.6
Stock-based compensation (3)	24.5
Interest expense, net	0.4
Adjusted EBITDA	$(39.1)

(1)	Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities.
(2)	Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company.
(3)	Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance.

In assessing our business during the quarter ended March 31, 2022, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below:

Stock-based Compensation Expense: We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies.

Warrant Expense and Gains or Losses from Revaluation of Warrants: Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense.

Each of the non-GAAP financial measures presented in this release should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this release.

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